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                            ARTICLES OF INCORPORATION
                                       OF
                            PACE AMPHITHEATRES, INC.

      The undersigned natural person of the age of eighteen years or more, acting as incorporator of the corporation under the Texas Business Corporation Act, does hereby adopt the following Articles of Incorporation for such corporation:

                                   ARTICLE ONE

      The name of the corporation is FACE AMPHITHEATRES, INC.

                                   ARTICLE TWO

      The period of its duration is perpetual.

                                  ARTICLE THREE

      The purpose or purposes for which the corporation is organized is to engage in the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE FOUR

      The aggregate number of shares which the corporation shall have authority to issue is 100,000 shares of $0.01 par value common stock.

                                  ARTICLE FIVE

      The corporation will not commence business until it has received for issuance of its shares consideration of the value of one Thousand Dollars ($1,000.00) consisting of money, labor done or property actually received which sum is not less than One Thousand Dollars ($1,000.00).

                                   ARTICLE SIX

      The street address of its initial registered office is 4543 Post Oak Place, Suite 200, Houston, TX 77027, and the name of its initial registered agent at such address is Allen Becker.


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                                  ARTICLE SEVEN

      The number of directors of the corporation may be fixed by the by-laws. The directors constituting the initial board of directors who are to serve as directors until successor or successors are elected and qualified are:

            Sidney Shlenker                          4543 Post Oak Place
                                                     Suite 200
                                                     Houston, TX 77027

            Allen Becker                             same as above


                                  ARTICLE EIGHT

      The name and address of the incorporator is:

            Delanie M. Lundgren                      1212 Guadalupe, Ste 102
                                                     Austin, TX  78701

      IN WITNESS WHEREOF, I have hereunto set my hand, this the 15th day of January, 1988.


                                        /s/ Delanie M. Lundgren
                                        -----------------------
                                        DELANIE M. LUNDGREN


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